Exhibit 10.2

PROMISSORY NOTE

Principal $4,100,000.00	Loan Date 02-06-2025	Maturity 02-06-2035	Loan No 16608	Call / Coll 71 RE	Account	Officer AF	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “**” has been omitted due to text length limitations.

Borrower: Heritage Nancy Ridge LLC Lender: C3bank, National Association

12625 High Bluff Drive, Suite 305 3727 Arlington Ave

San Diego, CA 92130 Suite 202A

Riverside, CA 92506

Principal Amount: $4,100,000.00 Date of Note: February 6, 2025

PROMISE TO PAY. Heritage Nancy Ridge LLC ("Borrower") promises to pay to C3bank, National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million One Hundred Thousand & 00/100 Dollars ($4,100,000.00), together with interest on the unpaid principal balance from February 6, 2025, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in any Index for this loan, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 36 monthly consecutive interest payments, beginning March 6, 2025, with subsequent payments due the same day each month after that, and with interest calculated on the unpaid principal balances using an interest rate of 6.500% ("Payment Stream 1"); 83 monthly consecutive principal and interest payments in the initial estimated amount of $28,079.16 each, beginning March 6, 2028, with subsequent payments due the same day each month after that, and with interest calculated on the unpaid principal balances using an interest rate based on the Index described below (currently 4.310%), plus a margin of 2.250%, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 6.560% ("Payment Stream 2"); and one principal and interest payment of $3,558,507.24 on February 6, 2035, with interest calculated on the unpaid principal balances using an interest rate based on the Index described below (currently 4.310%), plus a margin of 2.250%, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 6.560% ("Payment Stream 3"). This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that there are no changes in any Index for this loan; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any late charges; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

DEFAULT RATE- PAYMENT INCREASE. On the occurrence of an Event of Default (inclusive of any cure periods with respect thereto), Lender, in addition to any other rights or remedies available to Lender under the Related Documents, shall be entitled to damages for the detriment caused thereby, and Borrower, without notice or demand by Lender, shall thereafter pay Default Interest until the Event of Default is cured. In the event that Default Interest accrues, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's Loan will pay off by the Maturity Date or to cover accruing interest; (B) increase the number of Borrower's payments; and (C) continue Borrower's payments at the same amount and increase Borrower's final payment.

BALLOON PAYMENT. BORROWER ACKNOWLEDGES AND UNDERSTANDS THAT THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE, PLUS ALL ACCRUED BUT UNPAID INTEREST THEREON, SHALL BE DUE AND PAYABLE TO LENDER ON THE MATURITY DATE. BORROWER FURTHER UNDERSTANDS AND ACKNOWLEDGES THAT THIS NOTE DOES NOT PROVIDE FOR FULL AMORTIZATION OF THE BALANCE, AND THEREFORE, UPON THE MATURITY DATE, A BALLOON PAYMENT OF PRINCIPAL AND ACCRUED AND UNPAID INTEREST WILL BE REQUIRED. BORROWER ALSO ACKNOWLEDGES THAT UNPAID INTEREST SHALL BE ADDED TO PRINCIPAL AND SHALL THEREAFTER BEAR INTEREST ON A COMPOUNDED BASIS. THIS NOTE IS INTEREST ONLY AT A FIXED RATE FOR THE FIRST THREE YEARS, THEREAFTER CONVERTS TO A FLOATING RATE WITH PRINCIPAL AND INTEREST PAYMENTS DUE AS AMORTIZED OVER TWENTY-FIVE YEARS FOR THE REMAINING SEVEN YEAR TERM.

VARIABLE INTEREST RATE. This Note shall be subject to more than one interest rate, as described herein. The current rate for any Index for this loan is not necessarily the lowest rate charged by Lender on its loans. If Lender determines, in its sole discretion, that any Index for this Note has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust any margin corresponding to the Index being substituted to accompany the substitute index. Margins corresponding to the Index are described in the "Payments" section. The change to the margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. Lender will tell Borrower the current rate for any Index for this loan upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.000% per annum or more than the maximum rate allowed by applicable law. Whenever changes occur in the interest rate, Lender, at its option, may do one or more of the following: (A) change the amounts of Borrower's payments to maintain the original amortization schedule, (B) increase Borrower's payments to cover accruing interest if the interest rate adjustment is an increase, (C) change the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and change Borrower's final payment amount.

Payment Stream 1. The interest rate on this payment stream is 6.500%.

Payment Streams 2-3. The interest rate on these payment streams is subject to change from time to time based on changes in an independent index which is the 1-month Term SOFR as published daily by CME GROUP (the "Index"). The interest rate change will not occur more often than each adjusted on the first day of each calendar month during the Loan term based on the Index in effect on the last Business Day of the immediately preceding calendar month.. The Index currently is 4.310% per annum. The interest rate or rates to be applied to the unpaid principal balance during these payment streams will be the rate or rates set forth herein in the "Payment" section.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rates stated in this Note.

PREPAYMENT FEE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment

PROMISSORY NOTE

Loan No: 16608 (Continued) Page 2

of this Note, Lender is entitled to the following prepayment fee: (commonly referred to as prepayment premium). In the event of any prepayment of the principal of this Note in advance of the regular payments, Borrower understands that the Lender is entitled to, and agrees to pay Lender the following "Prepayment Premium" : prepayment of principal during the first year of the Loan term results in a Prepayment Premium equal to three percent (3%) of the amount prepaid, followed by two percent (2%) of the prepayment amount in year two of the Loan term, and one percent (1%) of the amount prepaid in year three of the Loan term. Borrower may repay the Loan, in whole or in part, provided that Borrower gives Lender not less than five (5) days prior notice, which notice shall be revocable by Borrower so long as Borrower pays to Lender all costs and expenses incurred by Lender in connection with such contemplated prepayment. As a condition precedent to prepayment, Borrower shall be required to pay all sums due outstanding under the Loan, including, without limitation, the Prepayment Premium. No principal amount repaid may be reborrowed. After the third year of the Loan term, Borrower may repay the Loan in whole or in part without a Prepayment Premium. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: C3bank, National Association; 3727 Arlington Ave; Suite 202A; Riverside, CA 92506.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 6.000% of the regularly scheduled payment or $5.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon maturity of this Note, whether the scheduled maturity date or due to this loan being accelerated by Lender because of a default under this Note, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon maturity of this Note, whether the scheduled maturity date or due to this loan being accelerated by Lender because of a default under this Note, the interest rate on this Note shall immediately become 17.000%. However, in no event will the interest rate applied under this paragraph exceed the maximum interest rate permitted under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Riverside County, State of California.

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Loan No: 16608 (Continued) Page 3

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $24.50 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A)
a Deed of Trust dated February 6, 2025, to a trustee in favor of Lender on real property located in San Diego County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender's option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any restructuring of the legal entity (whether by merger, division or otherwise) or any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.
(B)
an Assignment of All Rents to Lender on real property located in San Diego County, State of California.
(C)
a Commercial Security Agreement dated February 6, 2025 made and executed between Heritage Nancy Ridge LLC and Lender on collateral described as: inventory, chattel paper, accounts, equipment, general intangibles, consumer goods and fixtures.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: C3bank, National Association 3727 Arlington Ave Riverside, CA 92506.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
BORROWER:

HERITAGE NANCY RIDGE LLC

By:

Brian Cobb, Chief Financial Officer of Heritage
Nancy Ridge LLC